UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) January 15, 2013

Moller International, Inc. (Exact name of registrant as specified in its chapter)

CALIFORNIA (State or other jurisdiction of incorporation)	000-33173 (Commission File Number)	68-0006075 (IRS Employer Identification No.)

1222 RESEARCH PARK DRIVE, DAVIS CA (Address of principal executive offices)	95618-4849 (Zip Code)

Telephone Number: (530) 756-5086

__________________________________________________________ (Former name or former address, if changed since last report)

ITEM 1.01 Entry into a Material Definitive Agreement

Moller International, Inc. has received a signed memorandum of understanding from Athena Technologies Inc. of Harbor City, California (Athena) agreeing to form a joint venture with Moller International to produce Moller International’s vertical take-off and landing (VTOL) aircraft.

The agreement states that the newly formed Joint Venture (JV) is to provide Moller International with funding for US operations and paid consulting services for an as yet undetermined amount.  Furthermore the objective of the JV is to seek out and establish agreements for aircraft production and assembly facilities in the Public’s Republic of China.

In addition to the paid services and support for US operations, Athena and/or additional JV partners will provide Moller International with a minority position in any new venture which might be established in the People’s Republic that assembles or distributes Moller International’s aircraft.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Moller International has duly caused this report to be signed on its behalf by the undersigned.

Moller International, Inc. (Registrant)

Date: January 15, 2013	By:	/s/ Paul S. Moller
Paul S. Moller
President